                                                                 EXHIBIT NO. 11


                 ROTARY POWER INTERNATIONAL, INC. AND SUBSIDIARY

                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                   (UNAUDITED)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


                                                                                         Nine Months Ended September 30,
                                                                                            2000                1999
                                                                                      -----------------   -----------------
BASIC

Shares outstanding, beginning of period                                                    6,212,855            6,112,855

Weighted average number of shares issued,
                  retired and issuable share equivalents                                   1,587,462               55,556
                                                                                      -----------------   -----------------

Weighted average number of common and common equivalents
                  shares outstanding                                                       7,800,317            6,168,411
                                                                                      =================   =================

Net loss                                                                                $ (1,487,131)         $  (974,010)
                                                                                      =================   =================

Net loss per common share                                                               $      (0.19)         $     (0.16)
                                                                                      =================   =================


DILUTED

Weighted average number of common and
                  common equivalent shares outstanding as adjusted
                  to full
                  dilution                                                                 8,480,609            6,968,411
                                                                                      =================   =================

Net loss                                                                                $ (1,487,131)         $  (974,010)
                                                                                      =================   =================

Net loss per common share                                                               $      (0.18)*        $     (0.14)*
                                                                                      =================   =================





* These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.